Drilling and Development Services for Common Stock Investment Agreement
This Drilling and Development Services for Common Stock Investment Agreement (this “Agreement”) is entered into as of March 28, 2016, by and among Comstock Mining Inc., a Nevada corporation (the “Company”), American Mining & Tunneling, LLC and American Drilling Corp, LLC, each of which is a Nevada limited liability company (collectively “AMT”).
RECITALS
WHEREAS, the Company has engaged AMT to provide certain drilling services in connection with the Company’s construction of an underground exploration portal, mining infrastructure and development and drilling services (the “Services”). The Company would like to engage AMT for the Services on an ongoing basis for the development of the Lucerne and Dayton Mine project or other projects selected by the Company (the “Future Services”). This letter confirms the agreement between the Company and AMT to deliver up to 9,000,000 shares of the Company’s common stock, $0.000666 par value, per share (the “Common Stock”), to AMT for its account to be applied toward the cost of the Future Services on the terms set forth herein (the “Exchanges”); and
WHEREAS, the Company and AMT estimate that the present value of the 9,000,000 shares of the Common Stock to be delivered pursuant to this Agreement (the “Exchange Shares”) is equal to $5,000,000.
NOW THEREFORE, in consideration of the mutual promises contained herein and other good and sufficient consideration, the receipt and adequacy of which is hereby acknowledged, the Company and AMT hereby agree as follows:
1.    Exchanges.
(a)        Subject to Section 3, settlement of the Exchanges will take place from time to time, at times that are mutually acceptable to the Company and AMT (each, a “Settlement Date”).
(b)        On each Settlement Date, the Company will deliver stock certificates representing the Exchange Shares to an address designated in writing by AMT.
2.        Representations, Warranties and Agreements.
(a)        AMT. In connection with the transactions contemplated hereby, AMT hereby represents, warrants, acknowledges and agrees as follows:
(1)        AMT (i) is a limited liability company duly organized and validly existing under the laws of the jurisdiction in which it is organized, (ii) has all organizational power and authority necessary to execute, deliver and perform this Agreement and consummate the transactions contemplated hereby and (iii) has taken all organizational action necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by AMT and is enforceable against AMT in accordance with its terms. Neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby by AMT violates or contravenes or will violate or contravene any applicable laws, rules or regulations, any of its organizational documents or any of its material agreements. AMT is not part of any group (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), that includes any other person, in respect of the Common Stock.
(2)        AMT (i) is not a record or beneficial owner of 5% or more of the outstanding shares of Common Stock (excluding the Exchange Shares) or (ii) on each Settlement Date, will not be a record or beneficial owner of greater than 10% of the outstanding shares of Common Stock (including the Exchange Shares). AMT is not or, at the Settlement Date, will not be a Related Person (as defined in Section 6(i) of this Agreement) or an affiliate of the Company.
(3)        AMT has not acted or been engaged to act as the Company’s finder, broker, solicitor, agent or other person acting in a comparable capacity in connection with the transactions contemplated hereby. Neither AMT nor anyone acting on its behalf has engaged or, prior to any Settlement Date, will engage any finder, broker, solicitor, agent or other person, in a comparable capacity in connection with the transactions contemplated hereby. Neither AMT nor anyone acting on its behalf has received or will receive any commission or remuneration directly or indirectly in connection with or in order to solicit or facilitate each Exchange. There are no contracts, agreements or understandings that would give rise to a valid claim against the Company or AMT for a commission, finder’s fee or other like payment in connection with the transactions contemplated hereby.
(4)        AMT understands that the Exchange Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and, accordingly, the Exchange Shares may not be resold, pledged or otherwise transferred without registration under the Securities Act or an exemption therefrom (including, without limitation, transactions meeting the requirements of Rule 144 under the Securities Act) and in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction.
(5)        AMT is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act. AMT has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the acquisition of the Exchange Shares and to make an informed investment decision with respect to such acquisition and the Exchanges. AMT acknowledges that the Company has not made and will not make any representation regarding the value of the Exchange Shares.
(6)        AMT has (i) reviewed a copy of the Company’s most recent annual report on Form 10-K, quarterly reports on Form 10-Q, proxy statement on Schedule 14A and current reports on Form 8-K, all as filed or furnished to the U.S. Securities and Exchange Commission (including, without limitation, the disclosures regarding risk factors and forward-looking statements contained therein), (ii) had such opportunity as it has deemed adequate to obtain from representatives of the Company such information as is necessary to permit AMT to evaluate the merits and risks of the transactions contemplated hereby and (iii) had full opportunity to consult with legal, tax and other advisors as it has deemed necessary in connection with the transactions contemplated hereby. AMT acknowledges that it has not been provided by the Company with any material nonpublic information, including any information updating the Company’s earnings guidance or business outlook since the Company’s most recent relevant public disclosure.
(7)        AMT acknowledges that it is aware, through the Company’s public disclosure, that (i) the Company has minimal production history and limited capital resources and (ii) the Company may from time to time and at any time issue additional shares of Common Stock.
(8)     AMT acknowledges and agrees that it is acquiring the Exchange Shares as principal for its own account, for investment purposes only, and not with a view to, or for, distribution thereof.
(9)     AMT hereby agrees not to sell the Exchange Shares on or prior to the date that is six months and one day from the applicable Settlement Date. AMT hereby agrees not to sell the Exchange Shares at a per share price of less than $0.56.
(10)     AMT and the Company will enter into AMT’s Standard Services Agreement, in connection with AMT providing the Future Services; provided, that such Standard Services Agreement will be modified to permit the payment of invoices in accordance with this Agreement. The commercial terms, conditions, limitations and requirements of AMT’s engagement (including AMT’s right to terminate the Future Services) will be governed by AMT’s Standard Services Agreements and supplemental engagement letters that are executed and delivered by the Company and AMT. AMT hereby agrees to deliver an invoice to the Company with a notation by AMT indicating that such invoices have been paid full with respect to the Future Services (as such Future Services are performed and invoiced) and the number of Exchange Shares deemed to have paid such invoice (determined by the value of each Exchange Share mutually agreed upon by the Company and AMT in each engagement letter). If the Company terminates its engagement of AMT for the Future Services (in accordance with AMT’s Standard Services Agreement or any supplemental engagement letter thereto) or this Agreement is terminated, AMT hereby agrees to promptly return any Exchange Shares to the Company for no consideration.
(b)        Company. In connection with the transactions contemplated hereby, the Company hereby represents, warrants, acknowledges and agrees as follows:
(1)        The Company (i) is a corporation duly organized and validly existing under the laws of Nevada, (ii) has all organizational power and authority necessary to execute, deliver and perform this Agreement and consummate the transactions contemplated hereby and (iii) has taken all organizational action necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and is enforceable against it in accordance with its terms. Neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby by the Company violates or contravenes or will violate or contravene any applicable laws, rules or regulations, any of its organizational documents or any of its material agreements.
(2)        The Company acknowledges that the Exchange Shares have not been registered under the Securities Act and, accordingly, the Exchange Shares will be restricted securities within the meaning of the Securities Act and will not be freely transferable by AMT. Any certificates representing the Exchange Shares will bear a restrictive legend under the Securities Act.
(3)        Upon consummation of each Exchange, the Exchange Shares will be (i) duly authorized, validly issued, fully paid and nonassessable and (ii) duly listed on the NYSE MKT LLC, subject to official notice of issuance.
(4)        Except as otherwise publicly disclosed, there has been no material change in the number of authorized, issued or reserved shares of Common Stock, or shares of Common Stock held in treasury, since the date of the Company’s most recently filed periodic report under the Exchange Act.
(5)         The Company is current in its reporting obligations under the Exchange Act.
3.        Closing Conditions. The obligations of the Company to issue the Exchange Shares and AMT obligations to accept the Exchange Shares hereunder shall be subject to each of the following conditions being satisfied as of each Settlement Date:
(a)     The Company shall have filed with the NYSE MKT LLC a supplemental listing application relating to the Exchange Shares that shall have been approved by NYSE MKT LLC;
(b)     The representations and warranties of the Company and AMT set forth in this Agreement shall be true and correct as of such Settlement Date; and
(c)     All of the terms, covenants, agreements and conditions of this Agreement to be complied with, performed or satisfied by the Company and AMT on or before such Settlement Date shall have been duly complied with, performed or satisfied on or before such Settlement Date.
4.        Termination. Each of the Company and AMT shall have the unilateral right to terminate this Agreement at any time by giving written notice to that effect to the other party. In the event of a termination of this Agreement pursuant to this Section 4, such termination shall not relieve any party of any liability for such breach hereunder or be deemed to constitute a waiver of any right or remedy for such breach.

5.        Governing Law. The validity, interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of New York (without giving effect to the laws, rules or principles of the State of New York regarding conflicts of laws). Each party agrees that any proceeding arising out of or relating to this Agreement or the breach or threatened breach hereof shall be commenced and prosecuted in a court in the State of New York. Each party consents and submits to the non‑exclusive personal jurisdiction of any court in the State of New York in respect of any such proceeding. Each party consents to service of process upon it with respect to any such proceeding by registered mail, return receipt requested, and by any other means permitted by applicable laws and rules. Each party waives any objection that it may now or hereafter have to the laying of venue of any such proceeding in any court in the State of New York and any claim that it may now or hereafter have that any such proceeding in any court in the State of New York has been brought in an inconvenient forum. Each party waives trial by jury in any such proceeding.
6.        Miscellaneous.
(a)        Expenses. Except as otherwise provided in this Agreement and regardless of whether the transactions contemplated hereby are completed, each party agrees to pay all expenses, fees and costs (including legal, accounting and consulting expenses) incurred by it in connection with the transactions contemplated hereby.
(b)        Notices. All notices or other communications required or permitted to be given pursuant to this Agreement shall be given by written notice, shall be transmitted by (1) personal delivery, (2) registered or certified mail, return receipt requested, postage prepaid, (3) overnight mail by an internationally recognized courier service or (4) by facsimile (followed by registered or certified mail) or other electronic means (including by email with a confirmatory receipt) and shall be addressed to the party at the address set forth in this Agreement and to the attention of the individual who is the signatory hereto.
(c)        Amendments. Any amendment to this Agreement must be set forth in a written instrument which is executed and delivered by or on behalf of each party by an officer of, or authorized representative for, such party. Such amendment shall be effective only to the extent specifically set forth in such written instrument.
(d)        No Waivers. No waiver of any provision hereof shall be binding upon a party unless such waiver is expressly set forth in a written instrument which is executed and delivered by or on behalf of the waiving party by an officer of, or authorized representative for, such party. Such waiver shall be effective only to the extent specifically set forth in such written instrument. Neither the exercise (from time to time and at any time) of, nor the delay or failure (at any time or for any period of time) to exercise, any right or remedy shall constitute a waiver of the right to exercise, or impair, limit or restrict the exercise of, such right or remedy or any other right or remedy at any time and from time to time thereafter. No waiver of any right or remedy shall be deemed to be a waiver of any other right or remedy or shall, except to the extent so waived, impair, limit or restrict the exercise of such right or remedy.

(e)        Entire Agreement. This Agreement, together with any engagement letter duly authorized, executed and delivered by the Company and AMT relating to the provision of the Future Services (including specific drilling objectives and/or development program parameters, the scope and costs of the Future Services, the number of Exchange Shares to be delivered, performance milestones and minimum sales price per Exchange Share or other restrictions on AMT) constitute the entire agreement among the parties concerning the subject matter hereof and supersedes any and all prior representations, understandings and agreements between or among the parties concerning such subject matter.
(f)        Assignment. No party shall assign this Agreement without prior written consent of the other party.
(g)        Headings; Counterparts; Facsimile Signatures. The headings set forth herein have been inserted for convenience of reference only, shall not be considered a part hereof and shall not limit, modify or affect in any way the meaning or interpretation hereof. This Agreement may be signed in any number of counterparts, each of which (when executed and delivered) shall constitute an original instrument, but all of which together shall constitute one and the same instrument. This Agreement shall become effective and be deemed to have been executed and delivered by the parties at such time as counterparts shall have been executed and delivered by all the parties, regardless of whether all of the parties have executed the same counterpart. It shall not be necessary when making proof of this Agreement to account for any counterparts other than a sufficient number of counterparts which, when taken together, contain signatures of all of the parties. A facsimile transmission of this Agreement bearing a signature on behalf of a party shall be legal and binding on such party.
(h)        Severability. If any provision hereof shall hereafter be held to be invalid, unenforceable or illegal, in whole or in part, in any jurisdiction under any circumstances for any reason, (1) such provision shall be reformed to the minimum extent necessary to cause such provision to be valid, enforceable and legal while preserving the intent of the parties as expressed in, and the benefits to the parties provided by such provision, or (2) if such provision cannot be so reformed, such provision shall be severed from this Agreement and an equitable adjustment shall be made to this Agreement (including addition of necessary further provisions to this Agreement) so as to give effect to the intent as so expressed and the benefits so provided. Such holding shall not affect or impair the validity, enforceability or legality of such provision in any other jurisdiction or under any other circumstances. Neither such holding nor such reformation nor severance shall affect or impair the legality, validity or enforceability of any other provision hereof.
(i)        Definitions. For purposes of this Agreement, “beneficial ownership” and correlative terms shall have the same meaning as under both Sections 13 and 16 of the Exchange Act and the General Rules and Regulations under the Exchange Act, “Related Person” shall have the same meaning as under Item 404 of Regulation S-K, and “affiliate” and “controlling person” shall have the same meanings as under the Securities Act.

(j)        Further Assurances. Each party will perform any and all acts and execute any and all documents as may be necessary and proper under the circumstances in order to accomplish the intents and purposes of this Agreement.

If this letter correctly sets forth our agreement, please so confirm by signing this letter in the space provided below whereupon this letter shall become a binding and enforceable agreement.
Very truly yours,
AMERICAN MINING & TUNNELING, LLC
By:    _/s/ Steve Elloway______________
        Name: Steve Elloway
Title: President, Chief Executive Officer

AMERICAN DRILLING CORP, LLC
By:    _/s/ Steve Elloway______________
        Name: Steve Elloway
Title: President, Chief Executive Officer

Address for Notices:
5340 Grass Valley Rd
Winnemucca, Nevada 89445

AGREED AND ACCEPTED:

COMSTOCK MINING INC.
By:    ___/s/ Corrado F. DeGasperis___________
    Name:     Corrado F. DeGasperis
Title:     President, Chief Executive Officer
    & Director

Address for Notices:
P.O. Box 1118
1200 American Flat Road
Virginia City, Nevada 89440

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